Exhibit (c)(vii) Citi Corporate & Investment Banking | Global Media & Communications Group April 20, 2018 DRAFT PRELIMINARY & CONFIDENTIAL Subject to further review and revision Discussion Materials Project River Strictly Private and Confidential Exhibit (c)(vii) Citi Corporate & Investment Banking | Global Media & Communications Group April 20, 2018 DRAFT PRELIMINARY & CONFIDENTIAL Subject to further review and revision Discussion Materials Project River Strictly Private and Confidential

Table of Contents 1. Market Data 1 2. Company Plan Analysis 3 3. Next Steps 9 Table of Contents 1. Market Data 1 2. Company Plan Analysis 3 3. Next Steps 9

1. Market Data 1. Market Data

RLJE Share Price Performance

Preliminary Draft
Subject to Review

Price History Since 10/4/2012



Oct 4, 2012: First trading day following acquisition of Image Entertainment and Acorn Media by RLJ SPAC
Jun 28, 2013: Financial obligation and credit facility agreement modified
Sep 11, 2014: Announced debt refinancing
May 20, 2015: Completes capital restructuring through sale of warrants and preferred
Jan 15, 2016: Receives delisting warning letter from NASDAQ for trading below $1
Jun 9, 2016: Announces 1:3 reverse stock split
Oct 17, 2016: Announces debt transaction with AMCX, stock rises 14%, but subsequently trades back down in the following days
Feb 26, 2018: AMCX announces offer to take RLJE private for $4.25 per share
100%
80%
60%
40%
20%
0%
(20%)
(40%)
(60%)
(80%)
(100%)
Oct-12
Apr-13
Oct-13
Apr-14
Oct-14
Apr-15
Oct-15
Apr-16
Oct-16
Apr-17
Oct-17
Apr-18
S&P 84.3%
RLJ Entertainment
(81.4%)
LTM Stock Price Performance
120%
70%
20%
(30%)
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18
Feb 26, 2018
68.2%
15.2%

Source: FactSet, Bloomberg.
Note: Market data as of April 19, 2018.

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Preliminary Draft Subject to Review Post Announcement Trading Performance RLJE announced that Daily Share Price & Volume Commentary the special committee (2/23/2018 – Current, Volume in 000s) 800 retained advisors · Since announcement, the share price has grinded 700 AMC announced take $5.00 $5.00 private offer higher against a backdrop 600 of choppy volume and large price fluctuations $4.50 $4.50 500 $4.66 425 (10% premium to offer – The current share 400 20% premium to RLJE 2017 earnings price puts a high $4.00 $4.00 unaffected) release probability on the 300 $3.87 deal closing (Unaffected) RLJE CFO announced 200 resignation $3.50 $3.50 · The market is anticipating 64 58 100 43 a bump (inferred by the 28 32 26 26 28 25 19 14 15 16 18 14 15 14 17 14 13 18 13 6 5 8 4 7 8 6 5 4 5 2 3 3 2 3 3 spread between the current $3.0 00 $3.00 trading price and the $4.25 2/23 2/27 3/1 3/5 3/7 3/9 3/13 3/15 3/19 3/21 3/23 3/27 3/29 4/3 4/5 4/9 4/11 4/13 4/17 4/19 offer price) Volume Share Price Trading Volume Distribution (Trading Volume vs. Price Per Share, Shares in 000’s, Since Announcement) 314 Total Trade Volume: 1,023k shares Post Percent of Total Shares Outstanding: 7% Announcement VWAP of $4.48 (6% premium to offer / 16% premium to unaffected) 146 121 101 94 85 72 47 16 14 13 $4.15 - $4.25 $4.25 - $4.35 $4.35 - $4.45 $4.45 - $4.55 $4.55 - $4.65 $4.65 - $4.75 $4.75 - $4.85 $4.85 - $4.95 $4.95 - $5.05 $5.05 - $5.15 $5.15 - $5.25 Source: Bloomberg, FactSet. 2 Note: Market data as of April 19, 2018. Volume includes trading volume on day of announcement on February 23, 2018. Preliminary Draft Subject to Review Post Announcement Trading Performance RLJE announced that Daily Share Price & Volume Commentary the special committee (2/23/2018 – Current, Volume in 000s) 800 retained advisors · Since announcement, the share price has grinded 700 AMC announced take $5.00 $5.00 private offer higher against a backdrop 600 of choppy volume and large price fluctuations $4.50 $4.50 500 $4.66 425 (10% premium to offer – The current share 400 20% premium to RLJE 2017 earnings price puts a high $4.00 $4.00 unaffected) release probability on the 300 $3.87 deal closing (Unaffected) RLJE CFO announced 200 resignation $3.50 $3.50 · The market is anticipating 64 58 100 43 a bump (inferred by the 28 32 26 26 28 25 19 14 15 16 18 14 15 14 17 14 13 18 13 6 5 8 4 7 8 6 5 4 5 2 3 3 2 3 3 spread between the current $3.0 00 $3.00 trading price and the $4.25 2/23 2/27 3/1 3/5 3/7 3/9 3/13 3/15 3/19 3/21 3/23 3/27 3/29 4/3 4/5 4/9 4/11 4/13 4/17 4/19 offer price) Volume Share Price Trading Volume Distribution (Trading Volume vs. Price Per Share, Shares in 000’s, Since Announcement) 314 Total Trade Volume: 1,023k shares Post Percent of Total Shares Outstanding: 7% Announcement VWAP of $4.48 (6% premium to offer / 16% premium to unaffected) 146 121 101 94 85 72 47 16 14 13 $4.15 - $4.25 $4.25 - $4.35 $4.35 - $4.45 $4.45 - $4.55 $4.55 - $4.65 $4.65 - $4.75 $4.75 - $4.85 $4.85 - $4.95 $4.95 - $5.05 $5.05 - $5.15 $5.15 - $5.25 Source: Bloomberg, FactSet. 2 Note: Market data as of April 19, 2018. Volume includes trading volume on day of announcement on February 23, 2018.

2. Company Plan Analysis 2. Company Plan Analysis

Updated RLJE Long Range Plan

Preliminary Draft
Subject to Review

($ in thousands)	2017A	2018E	2019E	2020E	2021E	2022E	'18E - '22E CAGR
Subscribers ('000s)							
Acorn TV	633	980	1,154	1,327	1,526	1,755	
UMC	55	110	244	488	732	1,098	
Total Subscribers	**688**	**1,090**	**1,398**	**1,815**	**2,258**	**2,853**	**27%**
Financials							
PSVOD	$27,194	$42,537	$57,025	$74,996	$95,074	$119,303	
IP	47	117	117	117	117	117	
Wholesale	59,063	60,325	57,397	55,159	55,159	55,159	
Total Revenue	**$86,304**	**$102,978**	**$114,538**	**$130,271**	**$150,350**	**$174,579**	**14%**
PSVOD	$9,830	$15,152	$20,407	$28,377	$37,171	$49,855	
IP[1]	5,548	3,779	3,620	3,625	3,629	3,633	
Wholesale	7,955	10,853	9,573	9,170	9,170	8,917	
Corporate	(11,008)	(11,929)	(11,892)	(12,729)	(15,960)	(18,763)	
Operating Income	**$12,326**	**$17,855**	**$21,709**	**$28,443**	**$34,010**	**$43,643**	**25%**
Margin (%)	*14%*	*17%*	*19%*	*22%*	*23%*	*25%*	
Dividends in Excess of Equity Earnings	--	--	500	500	501	501	
Basis-Difference Amortization	460	467	432	432	432	432	
Step up Amortization	3,234	2,600	--	--	--	--	
Adj. EBITDA	**$16,020**	**$20,923**	**$22,641**	**$29,375**	**$34,943**	**$44,576**	**21%**
Margin (%)	*19%*	*20%*	*20%*	*23%*	*23%*	*26%*	
Income Tax		(148)	--	--	--	--	
Capex		(2,919)	(2,000)	(2,000)	(2,000)	(2,000)	
Other[2]		(2,632)	--	--	--	--	
Working Capital Changes		(461)	--	--	--	--	
Content Amortization (net of Step up)		36,068	37,118	41,369	45,869	48,994	
Investment in Content		(51,160)	(50,000)	(50,000)	(50,000)	(50,000)	
% of PSVOD Revenue		*120%*	*88%*	*67%*	*53%*	*42%*	
Per Total Subscribers ($)		*$47*	*$36*	*$28*	*$22*	*$18*	
Cash Interest Expense		(642)	--	--	--	--	
Free Cash Flow		**($972)**	**$7,759**	**$18,743**	**$28,811**	**$41,569**	**NM**
FCF Conversion (%)		*(5%)*	*34%*	*64%*	*82%*	*93%*	
Cash Flow from Financing Activities		--	--	(13,000)	(10,000)	--	
Preferred Dividend Payment		(1,432)	(1,432)	(716)	--	--	
Change in Cash		**($2,404)**	**$6,327**	**$5,027**	**$18,811**	**$41,569**	**NM**

Margins improve as business mix shifts to PSVOD

No working capital funding need despite forecasted need from company

Content spend flat despite growing subscriber base

Further diligence required to understand business trajectory and validation

Source: RLJE Management. Note: LRP received on April 14, 2018.
(1) Includes Agatha Christie equity contribution.
(2) Includes adjustments to ACL and notes payable to RLJ companies.

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Preliminary Draft Subject to Review Key Diligence Items · AMC and Citi should sensitize the RLJE plan based on the findings from confirmatory diligence Priority Areas that Require Further Diligence Confirm the change in working capital projections provided in the management plan are reasonable Working Capital given recent DSO trends Customer Confirm the terms of the existing commercial agreements including financial terms, expiration and Agreements renewal rights Confirm content spend projected in the management plan is sufficient to support PSVOD growth Content Spend projections CoC Liabilities Confirm there are no liabilities triggered in a change of control that haven’t been accounted for 4 Preliminary Draft Subject to Review Key Diligence Items · AMC and Citi should sensitize the RLJE plan based on the findings from confirmatory diligence Priority Areas that Require Further Diligence Confirm the change in working capital projections provided in the management plan are reasonable Working Capital given recent DSO trends Customer Confirm the terms of the existing commercial agreements including financial terms, expiration and Agreements renewal rights Confirm content spend projected in the management plan is sufficient to support PSVOD growth Content Spend projections CoC Liabilities Confirm there are no liabilities triggered in a change of control that haven’t been accounted for 4

Preliminary Draft Subject to Review PSVOD Summary Financials & Statistics Acorn TV UMC PSVOD Consolidated 2,853 Subscribers (‘000s) 2,258 1,815 1,755 1,526 1,398 1,327 1,154 1,098 1,090 980 732 488 244 110 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E % Growth 55% 18% 15% 15% 15% 100% 122% 100% 50% 50% 58% 28% 30% 24% 26% Net Revenue $119 ($ in mm) $95 $77 $75 $67 $58 $57 $48 $43 $43 $39 $28 $17 $9 $4 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E % Growth NA 26% 19% 15% 15% NA 114% 100% 67% 50% 19% 34% 32% 27% 25% EBITDA Contribution $50 ($ in mm) $37 $32 $28 $28 $25 $20 $20 $18 $16 $15 $10 $4 ($0) ($1) 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E % Margin 33% 33% 33% 32% 32% NA NA 17% 26% 33% 28% 28% 29% 30% 33% 5 Source: RLJE Management. Preliminary Draft Subject to Review PSVOD Summary Financials & Statistics Acorn TV UMC PSVOD Consolidated 2,853 Subscribers (‘000s) 2,258 1,815 1,755 1,526 1,398 1,327 1,154 1,098 1,090 980 732 488 244 110 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E % Growth 55% 18% 15% 15% 15% 100% 122% 100% 50% 50% 58% 28% 30% 24% 26% Net Revenue $119 ($ in mm) $95 $77 $75 $67 $58 $57 $48 $43 $43 $39 $28 $17 $9 $4 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E % Growth NA 26% 19% 15% 15% NA 114% 100% 67% 50% 19% 34% 32% 27% 25% EBITDA Contribution $50 ($ in mm) $37 $32 $28 $28 $25 $20 $20 $18 $16 $15 $10 $4 ($0) ($1) 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E % Margin 33% 33% 33% 32% 32% NA NA 17% 26% 33% 28% 28% 29% 30% 33% 5 Source: RLJE Management.

LRP Comparison – 2017 Plan vs. 2018 Plan

Preliminary Draft
Subject to Review

2018 LRP
2017 LRP

Revenue
($ in mm)


'17 - '20
CAGR
14.7%
14.3%
$91
$86
$103
$103
$118
$115
$136
$130
$150
$175
2017A
2018E
2019E
2020E
2021E
2022E

New Plan vs. Old Plan

(5%)	(0%)	(3%)	(4%)

Adj. EBITDA
($ in mm)


'17 - '20
CAGR
33.6%
22.4%
$16
$15
$23
$21
$29
$23
$37
$29
$35
$45
2017A
2018E
2019E
2020E
2021E
2022E

New Plan vs. Old Plan

4%	(7%)	(23%)	(20%)

Free Cash Flow
($ in mm)


'17 - '20
CAGR
NM
94.9%
$3
$6
($1)
$16
$8
$23
$19
$29
$42
2017A
2018E
2019E
2020E
2021E
2022E

New Plan vs. Old Plan

(115%)	(52%)	(19%)

Adj. EBITDA Margin


19%
17%
22%
20%
25%
20%
27%
23%
23%
26%
2017A
2018E
2019E
2020E
2021E
2022E

New Plan vs. Old Plan

2%	(2%)	(5%)	(4%)

6

Source: RLJE Management.
Note: 2017 LRP received in January 2017. 2018 LRP received in April 2018.

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LRP Comparison – 2017 Plan vs. 2018 Plan (Cont.)

Preliminary Draft
Subject to Review

Investment in Content

($ in mm)



$34
$32
$53
$41
$51
$45
$50
$48
$52
$50
$50
$50
2016A
2017A
2018E
2019E
2020E
2021E
2022E
'17 - '20
CAGR
(1.9%)
8.3%

New Plan vs. Old Plan[1]

7%	29%	14%	4%	(4%)

Total Subscribers

(in '000s)



2018 LRP
2017 LRP
728
688
1,090
1,057
1,462
1,398
1,891
1,815
2,258
2,853
2017A
2018E
2019E
2020E
2021E
2022E
'17 - '20
CAGR
38.2%
37.5%

New Plan vs. Old Plan

(5%)	3%	(4%)	(4%)

UMC Subscribers

(in '000s)



63
55
126
110
252
244
488
378
732
1,098
2017A
2018E
2019E
2020E
2021E
2022E
'17 - '20
CAGR
107.0%
81.7%

New Plan vs. Old Plan

(13%)	(13%)	(3%)	29%

Acorn Subscribers

(in '000s)



665
633
980
931
1,210
1,154
1,513
1,327
1,526
1,755
2017A
2018E
2019E
2020E
2021E
2022E
'17 - '20
CAGR
28.0%
31.5%

New Plan vs. Old Plan

(5%)	5%	(5%)	(12%)

Source: RLJE Management.
Note: 2017 LRP received in January 2017. 2018 LRP received in April 2018.
(1) 2016 and 2017 New Plan based on company filings.

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LRP Comparison – 2017 Plan vs. 2018 Plan (Cont.)

Preliminary Draft Subject to Review

PSVOD Revenue
($ in mm)



'17 - '20 CAGR
40.2%
42.0%
$28
$27
$43
$43
$60
$57
$80
$75
$95
$119
2017A
2018E
2019E
2020E
2021E
2022E

New Plan vs. Old Plan

(3%)	(1%)	(6%)	(7%)

Wholesale Revenue
($ in mm)



2018 LRP
2017 LRP
'17 - '20 CAGR
(2.3%)
(4.1%)
$63
$59
$60
$60
$58
$57
$55
$55
$55
$55
2017A
2018E
2019E
2020E
2021E
2022E

New Plan vs. Old Plan

(6%)	0%	(1%)	(1%)

PSVOD EBITDA
($ in mm)



'17 - '20 CAGR
42.4%
46.3%
$13
$10
$20
$15
$30
$20
$40
$28
$37
$50
2017A
2018E
2019E
2020E
2021E
2022E

New Plan vs. Old Plan

(23%)	(22%)	(32%)	(29%)

Wholesale EBITDA
($ in mm)



'17 - '20 CAGR
4.9%
(7.9%)
$8
$8
$11
$8
$10
$6
$9
$6
$9
$9
2017A
2018E
2019E
2020E
2021E
2022E

New Plan vs. Old Plan

0%	36%	47%	48%

8

Source: RLJE Management.
Note: 2017 LRP received in January 2017. 2018 LRP received in April 2018.

3. Next Steps 3. Next Steps

Preliminary Draft Subject to Review Selected Precedent US Minority Squeeze-outs Equity Value Acquiror Offer Unaffected Premium Bump Summary Annc. Date Target Acquiror ($ mm) Voting % Price 1 Day 1 Month Bumps Total Bump Avg. Bump 11/09/17 Alon USA Partners LP Delek US Holdings Inc $160 82% $13.56 (0%) 16% 2 18% 9% 12/19/16 Calamos Asset Management Management Buyout $134 97% $8.25 12% 19% 4 6% 2% 03/09/16 Crown Media Holdings Hallmark Cards $176 90% $5.05 2% 15% – 0% 0% 03/07/16 National Interstate American Financial Group $311 51% $32.00 42% 37% 3 14% 5% 02/29/16 Federal-Mogul Holdings Icahn Enterprises $305 82% $9.25 86% 98% 2 32% 16% 12/05/15 Keurig Green Mountain Inc Dr Pepper Snapple Group Inc $20,884 87% $92.00 78% 81% 4 8% 2% 11/28/12 Sauer-Danfoss, Inc. Danfoss A/S $691 76% $58.50 49% 49% 4 19% 5% 09/26/12 American Greetings Management Buyout $577 43% $19.00 32% 33% 5 11% 2% 02/24/12 Kenneth Cole Productions Kenneth Cole $147 89% $15.25 17% 26% 4 2% 0% 01/16/12 Venoco Inc Timothy Marquez $383 50% $12.50 63% 69% – 0% 0% 06/16/11 C&D Technologies Angelo Gordon $52 86% $9.75 18% 18% 2 3% 1% 01/19/11 XO Holdings ACF Industries $96 92% $1.40 84% 103% 4 100% 25% 12/04/10 Caraco Pharmaceutical Labs Sun Pharmaceutical $51 76% $5.25 16% 16% 2 11% 5% 11/15/10 Mediacom Communications Rocco B. Commisso $3,597 86% $8.75 28% 25% 4 46% 11% 11/01/10 CNA Surety CNA Financial $454 61% $26.55 38% 49% 4 21% 5% 07/10/10 Playboy Hugh Hefner $137 70% $6.15 51% 54% 6 3% 0% 03/21/10 CNX Gas Corp. CONSOL Energy Inc. $964 83% $38.25 46% 43% – 0% 0% 09/09/09 Landry's Restaurants Inc. Tilman J. Fertitta $178 57% $24.50 126% 155% 8 88% 11% 09/04/09 Odyssey Re Holdings Fairfax Financial Holdings Ltd. $1,050 73% $65.00 29% 40% 3 12% 4% 07/13/09 iBasis KPN NV $93 56% $3.00 131% 117% 2 94% 47% 04/20/09 PepsiAmericas, Inc. PepsiCo, Inc. $2,028 43% $28.50 43% 79% 3 22% 7% 03/25/09 Hearst-Argyle Television Hearst Corp. $77 76% $4.50 115% 150% 1 13% 13% 03/22/09 Cox Radio Cox Enterprises $82 96% $4.80 45% (6%) 4 26% 7% 07/21/08 Genentech Inc Roche Holding AG $44,291 56% $95.00 16% 28% 3 7% 2% 03/10/08 Nationwide Financial Services National Mutual Insurance $2,412 95% $52.25 38% 28% 2 11% 5% 26 Transactions Average 48% 55% 3 23% 7% On average, acquirors increase their initial offer by Median 42 41 3 12 5 nd ~10% (i.e., 2 offer price vs. initial offer price) Acquiror Typically Must Increase Offer … … On Average, +22.6% from Initial Offer No Apparent Relationship Between Voting % Number of Bumps % Change in Offer Price and Premium 160% 8 8 140% 120% 6 6 6 100% 80% 4 60% 3 3 3 2 40% 1 20% 0% 40% 60% 80% 100% -20% 0 1 2 3 4 5+ 0 - 5% 6 - 10% 11 - 15% 16 - 20% >20% Source: Public filings, Citi Ready Analytics, MergerMarket. Note: Listed transactions represent greater than $50mm equity value, since 2008. 9 Excludes acquisitions with voting control acquired <40%, non-U.S. targets and non comparable situations including limited partner roll-ups. Preliminary Draft Subject to Review Selected Precedent US Minority Squeeze-outs Equity Value Acquiror Offer Unaffected Premium Bump Summary Annc. Date Target Acquiror ($ mm) Voting % Price 1 Day 1 Month Bumps Total Bump Avg. Bump 11/09/17 Alon USA Partners LP Delek US Holdings Inc $160 82% $13.56 (0%) 16% 2 18% 9% 12/19/16 Calamos Asset Management Management Buyout $134 97% $8.25 12% 19% 4 6% 2% 03/09/16 Crown Media Holdings Hallmark Cards $176 90% $5.05 2% 15% – 0% 0% 03/07/16 National Interstate American Financial Group $311 51% $32.00 42% 37% 3 14% 5% 02/29/16 Federal-Mogul Holdings Icahn Enterprises $305 82% $9.25 86% 98% 2 32% 16% 12/05/15 Keurig Green Mountain Inc Dr Pepper Snapple Group Inc $20,884 87% $92.00 78% 81% 4 8% 2% 11/28/12 Sauer-Danfoss, Inc. Danfoss A/S $691 76% $58.50 49% 49% 4 19% 5% 09/26/12 American Greetings Management Buyout $577 43% $19.00 32% 33% 5 11% 2% 02/24/12 Kenneth Cole Productions Kenneth Cole $147 89% $15.25 17% 26% 4 2% 0% 01/16/12 Venoco Inc Timothy Marquez $383 50% $12.50 63% 69% – 0% 0% 06/16/11 C&D Technologies Angelo Gordon $52 86% $9.75 18% 18% 2 3% 1% 01/19/11 XO Holdings ACF Industries $96 92% $1.40 84% 103% 4 100% 25% 12/04/10 Caraco Pharmaceutical Labs Sun Pharmaceutical $51 76% $5.25 16% 16% 2 11% 5% 11/15/10 Mediacom Communications Rocco B. Commisso $3,597 86% $8.75 28% 25% 4 46% 11% 11/01/10 CNA Surety CNA Financial $454 61% $26.55 38% 49% 4 21% 5% 07/10/10 Playboy Hugh Hefner $137 70% $6.15 51% 54% 6 3% 0% 03/21/10 CNX Gas Corp. CONSOL Energy Inc. $964 83% $38.25 46% 43% – 0% 0% 09/09/09 Landry's Restaurants Inc. Tilman J. Fertitta $178 57% $24.50 126% 155% 8 88% 11% 09/04/09 Odyssey Re Holdings Fairfax Financial Holdings Ltd. $1,050 73% $65.00 29% 40% 3 12% 4% 07/13/09 iBasis KPN NV $93 56% $3.00 131% 117% 2 94% 47% 04/20/09 PepsiAmericas, Inc. PepsiCo, Inc. $2,028 43% $28.50 43% 79% 3 22% 7% 03/25/09 Hearst-Argyle Television Hearst Corp. $77 76% $4.50 115% 150% 1 13% 13% 03/22/09 Cox Radio Cox Enterprises $82 96% $4.80 45% (6%) 4 26% 7% 07/21/08 Genentech Inc Roche Holding AG $44,291 56% $95.00 16% 28% 3 7% 2% 03/10/08 Nationwide Financial Services National Mutual Insurance $2,412 95% $52.25 38% 28% 2 11% 5% 26 Transactions Average 48% 55% 3 23% 7% On average, acquirors increase their initial offer by Median 42 41 3 12 5 nd ~10% (i.e., 2 offer price vs. initial offer price) Acquiror Typically Must Increase Offer … … On Average, +22.6% from Initial Offer No Apparent Relationship Between Voting % Number of Bumps % Change in Offer Price and Premium 160% 8 8 140% 120% 6 6 6 100% 80% 4 60% 3 3 3 2 40% 1 20% 0% 40% 60% 80% 100% -20% 0 1 2 3 4 5+ 0 - 5% 6 - 10% 11 - 15% 16 - 20% >20% Source: Public filings, Citi Ready Analytics, MergerMarket. Note: Listed transactions represent greater than $50mm equity value, since 2008. 9 Excludes acquisitions with voting control acquired <40%, non-U.S. targets and non comparable situations including limited partner roll-ups.

RLJE Analysis at Various Prices

Preliminary Draft Subject to Review

($ in mm)		Current			10% premium to current offer of $4.25			20% premium to current offer of $4.25		
Share Price		**$4.66**	**$4.25**	**$4.50**	**$4.68**	**$4.75**	**$5.00**	**$5.10**	**$5.25**	**$5.50**
Basic Shares		15.1	15.1	15.1	15.1	29.2	15.1	15.1	15.1	15.1
(+) Net Warrants & RSUs		27.3	26.6	27.1	27.4	13.5	27.9	28.1	28.3	28.7
TSM Shares		42.5	41.8	42.2	42.5	42.6	43.0	43.2	43.5	43.8
	Price									
% Premium to Current	**$4.66**	**--**	***(9%)***	***(3%)***	***0%***	***2%***	***7%***	***9%***	***13%***	***18%***
% Premium / (Discount) to 52 Week High	5.24	*(11)*	*(19)*	*(14)*	*(11)*	*(9)*	*(5)*	*(3)*	*0*	*5*
% Premium to 52 Week Low	2.49	*87*	*71*	*81*	*88*	*91*	*101*	*105*	*111*	*121*
% Premium / (Discount) to VWAP										
Since Offer	$4.48	*4%*	*(5%)*	*0%*	*4%*	*6%*	*12%*	*14%*	*17%*	*23%*
90-Day	4.37	*7*	*(3)*	*3*	*7*	*9*	*14*	*17*	*20*	*26*
1-Year	3.60	*29*	*18*	*25*	*30*	*32*	*39*	*42*	*46*	*53*
% Premium to Offer	4.25	*10*	*--*	*6*	*10*	*12*	*18*	*20*	*24*	*29*
% Premium to Unaffected Price	3.87	*20*	*10*	*16*	*21*	*23*	*29*	*32*	*36*	*42*
Common Equity Value		**$198**	**$177**	**$190**	**$199**	**$203**	**$215**	**$220**	**$228**	**$241**
(+) Preferred Equity		14	13	13	14	24	15	15	16	16
(+) CoC Premium on Preferred		3	3	3	3	6	4	4	4	4
(+) Net Debt		17	17	17	17	17	17	17	17	17
(-) NPV of NOLs		(8)	(8)	(8)	(8)	(8)	(8)	(8)	(8)	(8)
(-) Unconsolidated Agatha Christie Investment[1]		(38)	(38)	(38)	(38)	(38)	(38)	(38)	(38)	(38)
Firm Value		**$187**	**$165**	**$178**	**$187**	**$204**	**$205**	**$211**	**$219**	**$233**
Cash Consideration from AMC (100% cash deal)		***$47***	***$43***	***$46***	***$48***	***$48***	***$51***	***$52***	***$54***	***$57***
Difference vs. Offer			*--*	*3*	*5*	*6*	*8*	*10*	*11*	*14*
Market Multiples	Metric									
FV / EBITDA[2]										
2018E	14.0	13.4x	11.8x	12.7x	13.4x	14.6x	14.7x	15.1x	15.7x	16.7x
2019E	16.1	11.6x	10.2x	11.0x	11.6x	12.6x	12.7x	13.1x	13.6x	14.4x
FV / 2017 YE Subscribers	0.7	$267	$235	$254	$268	$291	$293	$301	$313	$333

Source: FactSet, Company filings.
Note: Market data as of April 19, 2018. Preferred Equity shown at market value. Analysis treats AMC debt and preferred stock on an as converted basis.
(1) Valued at present value of total equity earnings + dividend true up.
(2) EBITDA excludes ACL contribution. Multiples shown on a post-SBC basis.

10

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Preliminary Draft Subject to Review Total Cash Cost to AMC 10% premium to 20% premium to By Class current offer of $4.25 current offer of $4.25 # of Shares Price per Share By Class $4.25 $4.50 $4.68 $4.75 $5.00 $5.10 $5.25 $5.50 (1) 3.0 $15.9 $16.8 $17.4 $17.7 $18.7 $19.0 $19.6 $20.5 Preferred 2015 Warrants $1.50 0.6 $1.7 $1.8 $1.9 $2.0 $2.1 $2.2 $2.3 $2.4 2.37 0.2 0.3 0.3 0.3 0.4 0.4 0.4 0.4 0.5 (2) $1.9 $2.1 $2.3 $2.3 $2.5 $2.6 $2.7 $2.9 Proceeds to Warrant Holders Employee Stock Options $2.66 0.7 $1.1 $1.3 $1.4 $1.5 $1.6 $1.7 $1.8 $2.0 3.00 0.7 0.9 1.1 1.2 1.2 1.4 1.5 1.6 1.8 (3) 0.4 1.8 1.9 2.0 2.0 2.1 2.2 2.2 2.3 Miguel CoC Equity Comp. PSUs and RSUs 0.9 3.8 4.0 4.2 4.2 4.5 4.6 4.7 4.9 (2) $7.6 $8.3 $8.7 $8.9 $9.6 $9.9 $10.3 $11.0 Proceeds to Option Holders Public 4.1 $17.3 $18.3 $19.1 $19.4 $20.4 $20.8 $21.4 $22.4 Fully Diluted Total 10.5 $42.7 $45.5 $47.5 $48.3 $51.2 $52.3 $54.0 $56.8 Source: RLJE management. (1) Includes 25% premium due to change of control provision. (2) Assumes warrants and options are net share settled. 11 (3) Subject to change based on transaction close date. Preliminary Draft Subject to Review Total Cash Cost to AMC 10% premium to 20% premium to By Class current offer of $4.25 current offer of $4.25 # of Shares Price per Share By Class $4.25 $4.50 $4.68 $4.75 $5.00 $5.10 $5.25 $5.50 (1) 3.0 $15.9 $16.8 $17.4 $17.7 $18.7 $19.0 $19.6 $20.5 Preferred 2015 Warrants $1.50 0.6 $1.7 $1.8 $1.9 $2.0 $2.1 $2.2 $2.3 $2.4 2.37 0.2 0.3 0.3 0.3 0.4 0.4 0.4 0.4 0.5 (2) $1.9 $2.1 $2.3 $2.3 $2.5 $2.6 $2.7 $2.9 Proceeds to Warrant Holders Employee Stock Options $2.66 0.7 $1.1 $1.3 $1.4 $1.5 $1.6 $1.7 $1.8 $2.0 3.00 0.7 0.9 1.1 1.2 1.2 1.4 1.5 1.6 1.8 (3) 0.4 1.8 1.9 2.0 2.0 2.1 2.2 2.2 2.3 Miguel CoC Equity Comp. PSUs and RSUs 0.9 3.8 4.0 4.2 4.2 4.5 4.6 4.7 4.9 (2) $7.6 $8.3 $8.7 $8.9 $9.6 $9.9 $10.3 $11.0 Proceeds to Option Holders Public 4.1 $17.3 $18.3 $19.1 $19.4 $20.4 $20.8 $21.4 $22.4 Fully Diluted Total 10.5 $42.7 $45.5 $47.5 $48.3 $51.2 $52.3 $54.0 $56.8 Source: RLJE management. (1) Includes 25% premium due to change of control provision. (2) Assumes warrants and options are net share settled. 11 (3) Subject to change based on transaction close date.

Preliminary Draft Subject to Review RLJE Capitalization Table ($ in mm) Maturity Interest Rate 12/31/2017 Cash & Cash Equivalents $6.2 AMC Term Loan Tranche A Beginning June 30, 2020 7.0% $23.0 AMC Term Loan Tranche B Beginning October 14, 2021 6.0 55.0 Total Debt $78.0 Net Debt 71.8 Preferred Equity Beginning May 20, 2020 19.6 Total Debt (Incl. Preferred) $97.6 Net Debt (Incl. Preferred) 91.3 LTM Adj. EBITDA $16.6 Leverage Stats Total Debt / LTM Adj. EBITDA 4.7x Net Debt / LTM Adj. EBITDA 4.3 Total Debt (Incl. Preferred) / LTM Adj. EBITDA 5.9x Net Debt (Incl. Preferred) / LTM Adj. EBITDA 5.5 12 Source: Company filings. Preliminary Draft Subject to Review RLJE Capitalization Table ($ in mm) Maturity Interest Rate 12/31/2017 Cash & Cash Equivalents $6.2 AMC Term Loan Tranche A Beginning June 30, 2020 7.0% $23.0 AMC Term Loan Tranche B Beginning October 14, 2021 6.0 55.0 Total Debt $78.0 Net Debt 71.8 Preferred Equity Beginning May 20, 2020 19.6 Total Debt (Incl. Preferred) $97.6 Net Debt (Incl. Preferred) 91.3 LTM Adj. EBITDA $16.6 Leverage Stats Total Debt / LTM Adj. EBITDA 4.7x Net Debt / LTM Adj. EBITDA 4.3 Total Debt (Incl. Preferred) / LTM Adj. EBITDA 5.9x Net Debt (Incl. Preferred) / LTM Adj. EBITDA 5.5 12 Source: Company filings.

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